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                      STANDARD OFFICE LEASE AGREEMENT (NET)
         THIS LEASE AGREEMENT (hereinafter called the "LEASE AGREEMENT") made as of the 26th day of JANUARY, 1999, by and between METROPOLIS GENERAL PARTNERSHIP, having offices at C/O UNITED PROPERTIES LLC, 3500 WEST 80TH STREET #200, BLOOMINGTON, MN 55431 (hereinafter called the "LANDLORD"), and RIT SYSTEMS INC., A MINNESOTA CORPORATION (hereinafter called the "TENANT").

                                   WITNESSETH
         FOR AND IN CONSIDERATION of the sum of One Dollar ($1.00) in hand paid by each of the parties to the other, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, Landlord does hereby lease and let unto Tenant, and Tenant does hereby hire, lease and take from Landlord, that area outlines in red on Exhibit A-1 attached hereto, and by this reference incorporate herein, and described as THE ENTIRE FIRST AND SECOND FLOORS, containing approximately 30,757 RENTABLE square feet, (hereinafter called the "PREMISES") of the TWO STORY building located at 7101 METRO BOULEVARD (hereinafter called the "BUILDING") in the City of EDINA, County of HENNEPIN, State of Minnesota. The term Building as it is used herein shall consist of the land and building(s) set forth in Exhibit A-2 hereto.

ARTICLE 1 - TERM

         To have and to hold said Premises for a term, commencing FEBRUARY 15, 1999 and terminating FEBRUARY 28, 2002, (hereinafter called the "TERM") upon the rentals and subject to the conditions set forth in this Lease Agreement, and the Exhibits attached hereto. The commencement and termination dates are specifically subject to the provisions of Article 5 hereof.

ARTICLE 2 - USE

         The Premises shall be used by the Tenant solely for the following purposes: General Office Purposes

ARTICLE 3 - RENTALS

         Tenant agrees to pay to Landlord as minimum rental (hereinafter called "MINIMUM RENTAL") for the Premises, without notice set-off of demand, the sum of $6,500.00 FOR THE PERIOD FEBRUARY 15 THROUGH FEBRUARY 28, 1999; $13,001.00 FOR THE MONTHS OF MARCH AND APRIL, 1999; $19,316.00 FOR THE MONTH OF MAY, 1999; $25,631.00 FOR THE MONTHS OF JUNE, 1999 THROUGH FEBRUARY, 2001; AND $28,194.00 FOR THE MONTHS OF MARCH, 2001 THROUGH THE END OF THE TERM to be due and payable by Tenant in advance on the first day of each calendar month during the Term of this Lease Agreement, or any extension or renewal thereof, at the office of Landlord set forth in the preamble to this Lease Agreement or at such other place as Landlord may designate. In the event the Term commences other than of February 15, 1999 pursuant to Article 5, below, Tenant shall pay for each day for the balance of February a rental equal to 1/15th of the amount set forth above for February 1999. Tenant agrees to pay, as Additional Rent, which shall be collectible to the same extent as Minimum Rental, all amounts which may become due to Landlord hereunder and any tax, charge or fee that may be levied, assessed or imposed upon or measured by the rents reserved hereunder (but excluding any income, inheritance or estate taxes)

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by any governmental authority acting under any present or future law before any fine, penalty, interest or costs may be added thereto for non-payment, Pursuant to Article 6 hereof, Landlord's estimated Operating Expenses for 1999, are $5.70 per square foot and estimated Real Estate Taxes payable in 1999, are $3.59 per square foot.

ARTICLE 4 - CONSTRUCTION

         Except for the "Landlord's Work" and "Tenant's Work" as described on Exhibit A-3, Tenant agrees to take the Premises in its current "AS-IS" condition without any modifications, refurbishing or allowances to be provided to Tenant. Any improvements to the Premises, other than Landlord's Work as set forth in Exhibit A-3 and the furnishing of the Premises, shall be made by Tenant at the sole cost and expense of Tenant, subject to all other provisions of this Lease Agreement, including compliance with all applicable governmental laws, ordinances and regulations. Tenant specifically acknowledges that the Premises contains certain furniture, fixtures, equipment and personal property belonging to a former tenant of the Building, Norstan, Inc. ("NORSTAN") for which Tenant is making direct arrangements with Norstan.

ARTICLE 5 - POSSESSION

         Landlord shall deliver possession of the Premises on or before the date hereinabove specified for commencement of the Term, but delivery of possession prior to such commencement date shall not affect the expiration date of this Lease Agreement. Subject to Tenant's complying with all of the provisions of this Lease Agreement (other than the payment of rentals, but specifically including all insurance requirements hereof); Landlord shall provide Tenant access to the Premises on and after the complete execution and delivery of this Lease Agreement by both parties (the "Execution Date") solely to allow Tenant to install its equipment and other personal property, to perform the Tenant's Work (as defined above) and to accommodate Tenant's business set-up ("Early Move-In"); provided such Early Move-In shall not violate any city of Edina ordinances, or requirements of either Landlord's or Tenant's insurance policies. The Early Move-In period shall end and the Term shall commence on February 15, 1999; provided however, if the Execution Date is subsequently to February 1, 1999, the Early Move-In period shall continue for two weeks and the commencement of the Term shall be postponed until the end of the Early Move-In period, but the Expiration of the Term shall remain unchanged. Time required for construction delays due to material shortages, strikes, etc. shall not delay the commencement of the Term, it being acknowledged and understood by Tenant that the Landlord's Work and the Tenant's Work will each be completed as expeditiously as possible and within the standard of the construction industry, but such Work is to be performed during the Early Move-In and if not completed, then during the first month of the Term, but without set-off, abatement or reduction in the rentals payable hereunder. To the extent Landlord's Work is not completed prior to the commencement of the Term, Tenant hereby grants Landlord the right and license to enter the Premises for purposes of completing the Landlord's Work. The rentals herein reserved shall commence on the first day of the Term. Prior to the commencement of the Term, Landlord shall have no responsibility or liability for loss or damage to fixtures, facilities or equipment installed or left on the Premises, by Tenant. By occupying the Premises as a Tenant, or to install fixtures, facilities or equipment, or to perform finishing work, Tenant shall be conclusively deemed to have accepted the same and to have acknowledged that the Premises are in the condition required by this Lease Agreement, except items which are not


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in compliance with Exhibit A-3 and for which Tenant has given Landlord a written
"punch list" within thirty (30) days of the later of Tenant's first occupancy of the Premises or Landlord's completion of the Landlord's Work. Immediately after completion of Landlord's Work Landlord and Tenant shall execute a ratification agreement which shall set forth the final commencement and termination dates for the Term and shall acknowledge delivery of the Premises in the condition required by this Lease Agreement.

ARTICLE 6 - TENANT'S PRO RATA SHARE OF REAL ESTATE TAXES AND OPERATING EXPENSES

         A. During each full or partial calendar year during the Term of this Lease Agreement, Tenant shall pay to Landlord, as Additional Rental, an amount equal to the Real Estate Taxes and Operating Expenses (both as hereinafter defined) per square foot of rentable area in the Building multiplied by the number of square feet of rentable area in the Premises prorated for the period that Tenant occupied the Premises. Notwithstanding the preceding sentence, for the period of February 15, 1999 through May 15, 1999 Tenant's share of the pro rata share of Operating Expenses and Real Estate Taxes shall be calculated as if the Premises contained only 15,601 rentable square feet of area. Tenant acknowledges after May 15, 1999 that Tenant's share of Real Estate Taxes and Operating Expenses shall be 100% as the rentable square feet in the Premises and the Building are the same.

         B. Landlord shall, each year during the Term of this Lease Agreement, give Tenant an estimate of Operating Expenses and Real Estate Taxes payable per square foot of rentable area for the coming calendar year. Tenant shall pay, as Additional Rental, along with its monthly Minimum Rental payments required hereunder, one-twelfth (1/12) of such estimated Operating Expenses and Real Estate Taxes and such Additional Rental shall be payable until subsequently adjusted for the following year pursuant to this Article.

         C. As soon as possible after the expiration of each calendar year (and no later than March 31), Landlord shall determine and certify to Tenant the actual Operating Expenses and Real Estate Taxes for the previous year per square foot of rentable area in the Building and the amount applicable to the Premises. If such statement shows that Tenant's share of Operating Expenses and Real Estate Taxes exceeds Tenant's estimated monthly payments for the previous calendar year, then Tenant shall, within twenty (20) days after receiving Landlord's certification, pay such deficiency to Landlord. In the event of an overpayment by Tenant, such overpayment shall be refunded to Tenant, at the time of certification, in the form of an adjustment in the Additional Rental next coming due, or if at the end of the Term by a refund.

         D. For the purposes of this Article, the term "REAL ESTATE TAXES" means the total of all taxes, fees, charges and assessments, general and special, ordinary and extraordinary, foreseen or unforeseen, which become due or payable upon the Building. All costs and expenses incurred by Landlord during negotiations for or contests of the amount of Real Estate Taxes shall be included within the term "Real Estate Taxes." For purposes of this Article, the term "OPERATING EXPENSES" shall be deemed to mean all costs and expenses directly related to the Building incurred by Landlord in the repair, operation, management and maintenance of the Building including interior and exterior and common area maintenance, management fees (which shall not exceed 5% of all annual Minimum and Additional rentals), cleaning expenses, energy


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expenses, insurance premiums, and the amortization (together with an interest rate equal to 2% per annum plus the prime or reference rate of interest as then existing at US Bank National Association as existing at the time of said expenditure) of capital investments made to reduce operating costs or that are necessary due to governmental requirements, all in accordance with generally accepted accounting principles. Operating Expenses shall not include the following expenses: (1) financing charges (except to the extent allowable as part of amortization of capital expenses as allowable above); (2) original construction costs and development costs; (3) costs related to the removal of hazardous substances from the property (other than light bulbs and other customary maintenance items); (4) costs of changes to the Building or the Premises required by any law, statute, ordinance, rule or directive; and not made necessary by any unusual activity of Tenant or Tenant's particular business operations in the Premises (except to the extent allowable as part of amortization of capital expenses as allowable above); (5) costs of employees of Landlord above, property manager, or who are not directly performing services at or for the Building, including payroll, workers' compensation insurance, and other benefits; (6) depreciation; (7) ground leases or easements; (8) capital costs which are normally capitalized rather than expensed under generally accepted accounting principles utilized for real estate (except to the extent allowable as part of amortization of capital expenses as allowable above); (9) damage by other tenants or Landlord; (10) leasing costs; (11) costs of improvements to rentable areas: (12) costs of bad debt or rent loss; (13) any item of costs which represents an amount to an affiliate of Landlord to the extent the same is in excess of the cost of said item or service in an arms-length transaction; (14) costs incurred as a result of Landlord's negligence; (15) costs reimbursed by insurance or otherwise; and (16) interest (except to the extent allowable as part of amortization of capital expenses as allowable above) and penalties.

         E. Landlord may at any time designate a fiscal year in lieu of a calendar year and in such event, at the time of such a change, there may be a billing for the fiscal year which is less than 12 calendar months.

         F. Landlord reserves, and Tenant hereby assigns to Landlord, the sole and exclusive right to contest, protest, petition for review, or otherwise seek a reduction in the Real Estate Taxes; provided however, Landlord will contest such taxes if Tenant so requests not less than 30 days prior to such contest petition being due, unless Landlord in the exercise of its reasonable business judgement believes there is a significant risk that doing so would either result in increased taxes or otherwise would materially adversely effect Landlord.

ARTICLE 7 - UTILITIES AND SERVICE

         A. Landlord agrees to furnish water, electricity, elevator service, and janitorial service, the extent of such janitorial services shall be at a level as reasonably requested by Tenant. Landlord shall provide snow removal services to the parking areas of the Building to the same ectent as it supplies such services to the other building in the Metro Place Complex.

         B. Landlord agrees to furnish heat during the usual heating season and air conditioning during the usual air conditioning season, all during normal business hours as defined in this Lease Agreement and at such temperatures as Tenant shall reasonably request, subject to the capacities of the existing HVAC system of the Building and any applicable laws and ordinances.


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         C.       No temporary interruption or failure of such services
incidental to the making of repairs, alterations or improvements, or due to accidents or strike or conditions or events not under Landlord's control, shall be deemed as an eviction of the Tenant or relive the Tenant from any of the Tenant's obligations hereunder.

         D. For the purposes of this Article 7, normal business hours shall be deemed to mean the period of time which Tenant specifies from time to time to Landlord with seven (7) days written notice.

         E. If, for any reason, there is a failure, stoppage, interruption or reduction in the furnishing of any facilities, utilities or services which Landlord is to provide to the Premises or to Tenant pursuant to the terms of this Lease Agreement in excess 5 consecutive business days and any stoppage, interruption or reduction renders any portion of the Premises untenantable, or impairs Tenant's access to the Premises or any portion thereof or its right to use and occupy the Premises in excess of 5 days (an "ABATEMENT EVENT"), then, provided that Tenant shall not use or occupy that portion of the Premises for the normal conduct of its business during such period of untenantability, the Minimum Rental under Article 3 and Additional Rent under Article 6 payable with respect to such portions of the Premises shall be abated or reduced, as the case may be, in the proportion that the untenantable and unoccupied rentable area of the Premises bears to the total rentable area of the Premises on a day-by-day basis, for each day that Tenant shall not use or occupy the Premises, or such portion thereof, for the normal doncut of Tenant's business during the period of untentability and terminating on the date that such portion of the Premises shall become tenantable again or Tenant commences to use or occupy the Premises or such portion thereof for the normal conduct of Tenant's business.

ARTICLE 8 - NON-LIABILITY OF LANDLORD

         Except in the event of negligence of Landlord, its agents, employees or contractors, Landlord shall not be liable for any loss or damage for failure to furnish heat, air conditioning, electricity, elevator service, water, sprinkler system or janitorial service. Landlord shall not be liable for personal injury, death or any damage from any cause about the Premises or the Building except if caused by Landlord's gross negligence.

ARTICLE 9 - CARE OF PREMISES

         A.       Tenant agrees:

                  1. To keep the Premises in as good condition and repair as they were in at the time Tenant took possession of same, reasonable wear and tear and damage from Landlord's negligence, Landlord repairs, fire and other casualty for which insurance is normally procured by Landlords of similar buildings in the Minneapolis suburban market area, excepted:

                  2. To keep the Premises in a clean and sanitary condition, it being acknowledged however, that Landlord shall be providing janitorial services as part of Operating Expenses and that the extent of such services shall be at a level as reasonably requested by Tenant;


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                  3. Not to commit any nuisance or waste on the Premises,
         overload the Premises or the electrical, water and/or plumbing facilities in the Premises or Building, throw foreign substances in plumbing facilities, or waste any of the utilities furnished by Landlord;

                  4. To abide by such rules and regulations as may from time to time be reasonably promulgated by Landlord to the extent such rules apply to the Metro Place building complex and/or other users of buildings in said complex;

         B. If Tenant shall fail to keep and preserve the Premises in the state of condition required by the provisions of this Article 9, the Landlord may at its option put or cause the same to be put into the condition and state of repair agreed upon, and in such case the Tenant, on demand, shall pay the cost thereof. Anything herein contained to the contrary notwithstanding, Tenant shall not have any obligation to repair or restore, or to return the Premises free of, any damage or destruction of the nature covered by Article 16 or which is to be repaired or maintained by Landlord pursuant to the provisions of this Lease Agreement or which results from the failure of the Landlord to make any repair or maintenance required of Landlord pursuant to the provisions of this Lease.

ARTICLE 10 - NON-PERMITTED USE

         A. Tenant agrees to use the Premises only for the purposes set forth in Article 2 hereof. Tenant further agrees that neither itself nor anyone under its control will commit or permit any act to be performed on the Premises by itself or anyone under its control nor will Tenant or anyone under its control commit or permit any omission to occur which shall increase the insurance rates on the Building or which will be in violation of any insurance policy carried on the Building by the Landlord. Landlord agrees that typical office use as is customary in the Minneapolis suburban market shall not be deemed in violation of the foregoing sentence. Tenant, at its expense, shall comply with all governmental laws, ordinances, rules and regulations applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders, rulings and directives for the correction, prevention and abatement of any violation upon, or in connection with the Premises or Tenant's use or occupancy of the Premises, including the making of any alterations or improvements to the Premises, all at Tenant's sole cost and expense, provided the same arises out of Tenant's specific use (as opposed general office purposes). The Tenant shall not do or permit to be done in or about the Premises anything which will be dangerous to life or limb.

         B. Landlord represents that it was not the owner of the Building during construction, but to Landlord's actual knowledge [which is not based upon any outside investigation other than that certain Phase I Environmental Report prepared in connection with Landlord's acquisition of the Building ("ENVIRONMENTAL REPORT"), a copy of which shall be made available to Tenant] that the Building has no asbestos or asbestos containing materials ("ACM"). Landlord hereby covenants that if, at any time during the Term of the Lease Agreement, as the same may be extended, "Hazardous Substances" are required to be removed, encapsulated or otherwise remediated by any legal governmental authority having jurisdiction over the Building, the presence for which Landlord is the "responsible party" and Tenant is not a "responsible party" (as defined by Environmental Laws) then Landlord shall so remediate the same as so required, at


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Landlord's sole cost and expense and not as a part of Operating Expenses.
Landlord agrees to indemnify and defend and hold Tenant harmless from and against all fines, suites, claims, actions, damages, liabilities, costs and expenses (including attorneys' fees) asserted by such governmental authorities against Tenant arising out of or in any way connected with Landlord's failure to comply with its obligations in the preceding sentence, which indemnification shall survive the expiration or the termination of this Lease Agreement.

         C. Landlord warrants and represents that Landlord has not received any governmental orders, decrees, judgements or notices that the Building, and its use for office purposes, is in violation of or is otherwise not in compliance with any governmental laws, policies, ordinances and regulations, including Title III off the Americans With Disabilities Act.

ARTICLE 11 - INSPECTION

         The Landlord or its employees or agents shall have the right without any diminution of rent or other charges payable hereunder by Tenant to enter the Premises at all reasonable times, but (excepted in instances of an emergency nature) only after prior notice of not less than 24 hours, for the purpose of exhibiting the Premises to prospective tenants or purchasers, inspection, cleaning, repairing, testing, altering or improving the same or said Building, but nothing contained in this Article shall be construed so as to impose any obligation on the Landlord to make any repairs, alterations or improvements. Landlord shall use its good faith best efforts to avoid unnecessary interference with Tenants' use and enjoyment of the Premises.

ARTICLE 12 - ALTERATIONS

         Tenant will not make any alterations, repairs, additions or improvements in or to the Premises costing more than $1,000.00 or add, disturb or in any way change any plumbing, wiring, life/safety or mechanical systems, locks, or structural components of the Building without the prior written consent of the Landlord as to the Character of the alterations, additions or improvements to be made, the manner of doing the work, and the contractor doing the work. Such consent shall not be unreasonably withheld or delayed, if such alterations, repairs, additions or improvements are required of Tenant or are the obligation of Tenant pursuant to this Lease Agreement. All such work shall comply with all applicable governmental laws, ordinances, rules and regulations. The Landlord as a condition to said consent may require a reasonable escrow (not to exceed 120% of the estimated costs) from the Tenant from said actions. Tenant agrees to indemnify and hold Landlord free and harmless from any liability, loss, cost, damage or expense (including attorney's fees) by reasons of any said alteration, repairs, additions or improvements constructed by Tenant.

ARTICLE 13 - SIGNS

         Tenant agrees that no signs or other advertising materials shall be erected, attached or affixed to any portion of the interior or exterior of the Premises or the Building without the express prior written consent of Landlord. Subject to the approval of the City of Edina and the Written Consent of Landlord, Tenant, at its costs, may remove the existing lettering on the existing monument sign located at the west side of the Building and replace said existing lettering with lettering identifying Tenant's name.


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ARTICLE 14 - COMMON AREAS

         A. Tenant areas that the use of all corridors, passageways, elevators, toilet rooms, parking areas and landscaped area in and around said Building, by the Tenant or Tenant's employees, visitors or invitees, shall be subject to such rules and regulations as may from time to time be made by Landlord for the safety, comfort and convenience of the owners, occupants, tenants and invitees of said Building, to the extent such rules apply to the Metro Place building complex and/or others users of buildings in said complex. Tenant agrees that no awnings, curtains, drapes or shades shall be used upon the Premises except as may be approved by Landlord.

         B. In addition to the Premises, Tenant shall have the right of non-exclusive use of: (a) in common with others, all unrestricted automobile parking areas, driveways and walkways, and (b) in common with Landlord (in connection with its maintenance, repair and other obligations and rights), of all loading facilities, freight elevators and other facilities as may be constructed in the Building, all to be subject to the terms and conditions of this Lease Agreement and to reasonable rules and regulations for the use thereof as prescribed from time to time by Landlord, to the extent such rules apply to the Metro Place building complex and/or other users of buildings in said complex.

         C. Landlord shall have the right to make changes or revisions in the site plan and in the Building so as to provide additional leasing area. Landlord shall also have the right to construct additional buildings on the land described on Exhibit A-2 for such purposes as Landlord may deem appropriate, provided the same does not materially and detrimentally affect Tenant's use of the Premises. Landlord also reserves all airspace rights above, below and to all sides of the Premises, including the right to make changes, alterations or provide additional leasing areas, provided the same does not materially and detrimentally affect Tenant's access to the Premises. Landlord also reserves the right to alter the parking areas, including the right to make changes, alterations or provide additional or lesser parking areas; provided in no event (whether as a result of such changes, alterations or as a result of implementation of Landlord's rules and regulations) shall the number of parking spaces available to Tenant at the Building be materially reduced below the greater of; i) that currently available on the Land described on Exhibit A-2 or
ii) that which is allowable by the ordinances of the City of Edina.

         D. Landlord and Tenant agree that Landlord will not be responsible for any loss, theft or damage to vehicles, or the contents thereof, parked or left in the parking areas of the Building and Tenant agrees to so advise its employees who may use such parking areas. Tenant further agrees not to use or permit its employees, visitors or invitees to use the parking areas for overnight storage of vehicles for overnight storage of vehicles, provided, however, that nothing herein shall prohibit employees from parking cars overnight in Landlord-designated areas when traveling out of town on business.

ARTICLE 15 - ASSIGNMENT AND SUBLETTING

         A. Tenant agrees not to assign, sublet, license, mortgage or encumber this Lease Agreement, the Premises, or any part thereof, whether by voluntary act, operation of law, or otherwise, without the specific prior written consent of Landlord in each instance; provided


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however, Landlord agrees not to unreasonably withhold, delay or deny such consent if: i) such assignment or sublease is in writing and the assignee or sublease assumes all the obligations of Tenant under this Lease Agreement; ii) the proposed subtenant or assignee has a net worth of One Million Dollars (1,000,000) or more at the time of such assignment or subletting; iii) the remaining provisions of this Lease Agreement continue to be applicable; and iv) Tenant shall remain liable hereunder. Landlord's consent shall not be required, however, to an assignment of this Lease Agreement or Sublease of the Premises to an "Affiliate" of Tenant or to any entity into or with which Tenant is merged or to the purchaser of all or substantially all the ownership interests or assets of Tenant; provided ten (10) days prior written notice is provided to Landlord and the survivor or transferee continues to operate the business of Tenant as a going concern. For purposes hereof, an Affiliate shall mean any party that is "related to" Tenant as that term is defined by Sec. 267(b) of the Internal Revenue Code of 1986. If Tenant is a corporation or a partnership, transfer of a controlling interest of Tenant shall be considered an assignment of this Lease Agreement for purposes of this Article. Consent by Landlord in one such instance shall not be a waiver of Landlord's rights under this Article as to requiring consent for any subsequent instance. In the event Tenant desires to sublet a part or all of the Premises, or assign this Lease Agreement, Tenant shall give written notice to Landlord at least thirty (30) days prior to the proposed subletting or assignment, which notice shall state the name of the proposed subtenant or assignee, the terms of any sublease or assignment documents and copies of financial reports or other relevant financial information of the proposed subtenant or assignee. At Landlord's option, any and all payments by the proposed assignee or sublessee with respect to the assignment or sublease shall be paid directly to Landlord and applied to Tenant's obligation under this Lease Agreement. In any event no subletting or assignment shall release Tenant of its obligation to pay the rent and to perform all other obligations to be performed by Tenant hereunder for the Term of this Lease agreement. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof, - Landlord agrees that subleases of 25% or less of the Premises to entities which are engaged in a joint venture, partnership or similar business arrangement with Tenant, shall not require Landlord's consent, so long as prior notice and copies of such subleases have been given to Landlord.

         B. Landlord's right to assign this Lease Agreement is and shall remain unqualified upon any sale or transfer of the Building and, providing the purchaser succeeds to the interests of Landlord under this Lease Agreement and agrees to be bound hereby, Landlord shall thereupon be entirely freed of all obligations of the Landlord hereunder for the period following such sale and transfer and shall not be subject to any liability resulting from any act or omission or event occurring after such conveyance.

ARTICLE 16 - LOSS BY CASUALTY

         If the Building is materially damaged or destroyed by fire or other casualty, the Landlord shall have the right to terminate this Lease Agreement, provided it gives written notice thereof to the Tenant within ninety (90) days after such damage or destruction. "Materially damaged" shall be defined to mean the costs to restore such damage is equal or greater than 25% of the value of the Building. If a portion of the Premises is damaged by fire or other casualty, and Landlord does not elect to terminate this Lease Agreement, the Landlord shall, at its expense, restore the Premises to as near the condition which existed immediately prior to such damage or destruction, as reasonably possible, and the rentals shall abate during such period of time as the Premises are


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untenantable, in the proportion that the untenantable portion of the Premises bears to the entire Premises. Landlord, within said ninety (90) day period, shall give a notice to Tenant that Landlord shall repair, restore or rehabilitate the Building and/or the Premises or that Landlord shall terminate the Lease Agreement. This notice shall contain an estimate of the date by which the Premises can be substantially repaired or, if applicable, the date of the termination of the Lease Agreement, which shall be no less than ten (10) days after the date of the giving of the notice. If the estimated date of repair is not more than one hundred eighty (180) days after the date of the giving of said notice, then Landlord shall promptly commence and thereafter diligently continue said repair. If the estimated date is more than one hundred eighty (180) after said date, then Tenant may, by a written notice given within fourteen (14) days after receipt of such notice, terminate this Lease Agreement as of the date specified in the termination notice which shall be no less than ten (10) days after the date of the giving of the notice. If neither Landlord nor Tenant terminates the Lease Agreement, then Landlord shall promptly commence and thereafter diligently complete said repairs. In either of said cases, if Landlord has not substantially repaired the Premises by the date specified in Landlord's notice (the applicable period may be extended for up to sixty (60) days by fire or other casualty, strikes, lockouts, or other labor difficulties, unavailability of materials or any other cause beyond the reasonable control of Landlord) then Tenant may, within fifteen (15) days after the expiration of the applicable period (as may be extended), terminate this Lease Agreement by written notice specifying a termination date which shall not be earlier than ten
(10) days after the date of the giving of such notice and unless Landlord shall have substantially repaired the Premises before said termination date, this lease Agreement shall terminate as of said date.

ARTICLE 17 - WAIVER OF SUBROGATION

         Landlord and Tenant each hereby waive all claims (including all claims by way of subrogation) against the other and the other's employees, officers, directors, successors and assigns for any and all loss, damage or destruction to real or personal property, including without limitation, any loss, damage or destruction to the Premises, the Building and any property of Tenant at any time in or around the Premises where such loss, damage or destruction results from a cause which is, in fact, covered by insurance maintained by the waiving party or which is of the nature that can be insured by standard fire and extended coverage, or all-risk insurance coverage, whether or not such loss, damage or destruction is actually so covered and whether or not such loss, damage or destruction is due to the act or negligence of Landlord, Tenant or any other person or entity. The provisions of the immediately preceding sentence shall supercede, take precedence over and control each and every other provision contained in this Lease Agreement and shall be given full force and effect notwithstanding any other provision contained in this Lease Agreement.

ARTICLE 18 - EMINENT DOMAIN

         If the entire Building is taken by eminent domain, this lease Agreement shall automatically terminate as of the date of taking. If a portion of the Building is taken by eminent domain, the Landlord shall have the right to terminate this lease Agreement, provided it gives written notice therefore to the Tenant within thirty (30) days after the date of taking. If a portion of the Premises is taken by eminent domain and this lease Agreement is not terminated by Landlord, or if parking is taken such that the remaining parking would not comply with the City of Edina's ordinances, or if all material access to the Building is taken, then in any of such events Tenant shall have the right to terminate this Lease Agreement, provided it gives written notice thereof to the Landlord within thirty (30) days after the date of taking. If this Lease Agreement is not terminated by either Landlord or Tenant, then the Landlord shall, at its expense, restore the Premises to as near the condition which existed immediately prior to the date of taking as reasonably possible, and the rentals shall abate during such period of time as the Premises are untenantable, in the proportion that the untenantable portion of the Premises bears to the entire Premises. All damages awarded for such taking under the power of eminent domain shall belong to and be the sole property of Landlord, irrespective of the basis upon which they are awarded, provided, however, that nothing contained herein shall prevent Tenant from making a separate claim to the condemning authority for its moving expenses and trade fixtures. For purposes of this Article, a taking by eminent domain shall include Landlord's giving of a deed under threat of condemnation.

ARTICLE 19 - SURRENDER

         On the last day of the Term of this Lease Agreement or on the sooner termination thereof in accordance with the terms hereof, Tenant shall peaceably surrender the Premises in good condition and repair consistent with Tenant's duty to make repairs as provided in Article 9 hereof. On or before said last day, Tenant shall at its expense remove all of its equipment from the Premises, repairing any damage caused thereby, and any property not removed shall be deemed abandoned. All alterations, additions and fixtures other than Tenant's trade fixtures, which have been made or installed by either Landlord or Tenant upon the Premises shall remain as Landlord's property and shall be surrendered with the Premises as a part thereof. It is specifically agreed that any and all telephonic, coaxial, ethernet, or other computer, word-processing, facsimile, or electronic wiring installed within the Premises (hereafter "WIRING") shall be surrendered with the Premises as Landlord's property. If the Premises are not surrendered at the end of the Term or the sooner termination thereof, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, claims made by any succeeding tenant founded on such delay. Tenant shall promptly surrender all keys for the Premises to Landlord at the place then fixed for payment of rental and shall inform Landlord of combinations on any locks and safes on the Premises.

ARTICLE 20 - NON-PAYMENT OF RENT, DEFAULTS

         If any one or more of the following occurs: (1) a rent payment or any other payment due from Tenant to Landlord shall be and remain unpaid in whole or in part for more than ten (10) days after written notice that the same is due and payable; (2) Tenant shall violate or default on any of the other covenants, agreements, stipulations or conditions herein, or in any parking agreement(s) or other agreements between Landlord and Tenant relating to the Premises, and such violation or default shall continue for a period of thirty (30) days after written notice from Landlord of such violation or default (or such longer reasonable period if such violation necessarily requires a longer period in which to cure and Tenant has commenced such cure within said thirty (30) day period and continuously and diligently prosecutes such cure activities until finally cured) or (3) if Tenant shall commence or have commenced against Tenant proceedings under a bankruptcy, receivership, insolvency or similar type of action; then it shall be optional for Landlord, without further notice or demand, to cure such default or to declare this Lease Agreement forfeited and the said Term ended, or to terminate only Tenant's right ot possession of the Premises, and to re-enter the Premises, with or without process of law, using such force as may be necessary to remove all persons or chattels therefrom, and Landlord shall not be liable for damages by reason of such re-entry or forfeiture; but notwithstanding re-entry by Landlord or termination only of Tenant's right to possession of the Premises, the liability of Tenant for the rent and all other sums provided herein shall not be relinquished or extinguished for the balance of the Term of this Lease Agreement and Landlord shall be entitled to periodically sue Tenant for all sums due under this Lease Agreement or which become due prior to judgement, subject to credit for rents actually received from reletting the Premises, but such suit shall not bar subsequent suits for any further sums coming due thereafter. Tenant shall be responsible for, in addition to the rentals and other sums agreed to be paid hereunder, the cost of any necessary maintenance, repair, restoration, reletting (including related costs of removal or modification of tenant improvements) or cure as well as reasonable attorney's fees incurred or awarded in any suit or action instituted by Landlord to enforce the provisions of this Lease Agreement, regain possession of the Premises, or the collection of the rentals due Landlord hereunder. Tenant shall also be liable to Landlord for the payment of a late charge in the amount of 5% of the rental installment or other sum due Landlord hereunder if said payment has not been received within ten (10) days from written notice that said payment was due and payable. Tenant agrees to pay interest at the highest permissible rate of interest allowed under the usury statutes of the State of Minnesota, or in case no such maximum rate of interest is provided, at the rate of 12% per annum, on all rentals and other sums due Landlord hereunder not paid within ten (10) days from the date same become due and payable. Each right or remedy of Landlord provided for in this Lease Agreement shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease Agreement now or hereafter existing at law of in equity or by statute or otherwise.

ARTICLE 21 - LANDLORD'S DEFAULT

         Landlord shall not be deemed to be in default under this Lease Agreement until Tenant has given Landlord written notice specifying the nature of the default and Landlord does not cure such default within thirty (30) days after receipt of such notice or within such reasonable time thereafter as may be necessary to cure such default where such default is of such a character as to reasonably require more than thirty (30) days to cure.

ARTICLE 22 - HOLDING OVER

         Tenant will, at the expiration of this Lease Agreement, whether by lapse of time or termination, give up immediate possession to Landlord. If Tenant fails to give up possession, such holdover constitutes a tenancy at sufferance such Minimum Rental shall be prorated on the basis of a 365 day year for each day Tenant remains in possession); excepting further that no notices shall be required prior to commencement of any legal action to gain repossession of the Premises. Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant. The provisions of this paragraph shall not constitute a waiver by Landlord of any right of re-entry as otherwise available to Landlord; nor shall receipt of any rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease Agreement for a breach by Tenant hereof.

ARTICLE 23 - SUBORDINATION

         Tenant agrees that this Lease Agreement shall be subordinate to any mortgage(s) that may now or hereafter be placed upon the Building or any part thereof, and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements, and extensions thereof, provided the mortgagee named in such mortgage(s) shall agree to recognize this Lease Agreement and not disturb the possession of the Premises hereunder by Tenant in the event of foreclosure provided the Tenant is not in default. In confirmation of such subordination, Tenant shall promptly execute and deliver any instrument, in recordable form, as required by Landlord's mortgagee which agreement shall contain the non-disturbance provisions provided above. In the event of any mortgagee electing to have the Lease Agreement a prior encumbrance to its mortgage, then and in such event upon such mortgagee notifying Tenant to that effect, this Lease Agreement shall be deemed prior in encumbrance to the said mortgage, whether this Lease Agreement is dated prior to or subsequent to the date of said mortgage.

ARTICLE 24 - INDEMNITY, INSURANCE AND SECURITY

         A. Tenant will keep in force at its own expense for so long as this Lease Agreement remains in effect public liability insurance with respect to the Premises in which Landlord shall be named as an additional insured, in companies and in form acceptable to Landlord with a minimum combined limit of liability of Two Million Dollars ($2,000,000.00). Said insurance shall also provide for contractual liability coverage by endorsement. Tenant shall further provide for business interruption insurance to cover a period of not less than six (6) months. Tenant will further deposit with Landlord the policy or policies of such insurance or certificates thereof, or other acceptable evidence that such insurance is in effect, which evidence shall provide that Landlord shall be notified in writing thirty (30) days prior to cancellation, material change, or failure to renew the insurance. Tenant further covenants and agrees to indemnify and hold Landlord and Landlord's manager of the Building harmless for any claim, loss or damage, including reasonable attorney's fees, suffered by Landlord or Landlord's manager caused by: i) any act or omission by Tenant, Tenant's employees or anyone claiming through or by Tenant in, at, or around the Premises of the Building; ii) the conduct or management of any work or thing whatsoever done by Tenant in or about the Premises; or iii) Tenant's failure to comply with any and all governmental laws, rules, ordinances or regulations applicable to the use of the Premises and its occupancy, provided the same arises out of Tenant's specific use (as opposed to general office purposes). If Tenant shall not comply with its covenants made in this Article 24, Landlord may, at its option, cause insurance as aforesaid to be issued and in such event Tenant agrees to pay the premium for such insurance promptly upon Landlord's demand.

         B. Tenant shall be responsible for all property of Tenant, its employees, invitees and agents which is kept, stored or maintained in the Premises, Landlord will make available to Tenant, at Tenant's request, the plans and specifications for construction of the Building and the Premises. Tenant represents that it is satisfied with the security of said Building and Premises for the protection of any property which may be owned, held, stored or otherwise caused or permitted by Tenant to be present upon the Premises. The placement and sufficiency of all safes, vaults, cash or security drawers, cabinets or the like placed upon the Premises by Tenant shall be at the sole responsibility and risk of Tenant. Tenant shall maintain in force throughout the Term, insurance upon all contents of the Premises, including that owned by others and Tenant's equipment and any alterations, additions, fixtures, or improvements in the Premises acknowledged by Landlord to be the Tenant's.

         C. Landlord shall carry and cause to be in full force and effect a fire and extended coverage insurance policy on the Building, but not contents owned, leased or otherwise in possession of Tenant. The cost of such insurance shall be an Operating Expense.

ARTICLE 25 - NOTICES

         All notices from Tenant to Landlord required or permitted by any provisions of this Lease Agreement shall be directed to Landlord postage prepaid, certified or registered mail, at the address provided for Landlord in the preamble to this Lease Agreement or at such other address as Tenant shall be advised, in writing, to use by Landlord. All notices from Landlord to Tenant required or permitted by any provision of this Lease Agreement shall be directed to Tenant, postage prepaid, certified or registered mail, at the Premises and at the address, if any, set forth after Tenant's signature line of this Lease Agreement. Landlord and Tenant shall each have the right at any time and from time to time to designate one (1) additional party to whom copies of any notice shall be sent.

ARTICLE 26 - APPLICABLE LAW

         This Lease Agreement shall be construed under laws of the State of Minnesota.

ARTICLE 27 - MECHANICS' LIEN

         In the event any mechanic's lien shall at any time be filed against the Premises or any part of the Building by reason to work, labor, services or materials performed or furnished to Tenant or to anyone holding the Premises through or under Tenant, Tenant shall forthwith cause the same to be discharged of record. If Tenant shall fail to cause such lien forthwith to be discharged within forty-five (45) days after being notified of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due, or by bonding, and the amount so paid by Landlord and all costs and expenses, including reasonable attorney's fees incurred by Landlord in procuring the discharge of such lien, shall be due and payable in full by Tenant to Landlord on demand. Landlord acknowledges that this Article 27 shall not be applicable to the initial improvements to be constructed within the Premises prior to the commencement of the Term, pursuant to Exhibit A-3 of this Lease Agreement, to the extent being constructed by Landlord. Landlord agrees, so long as Tenant is not otherwise in default, that any mechanic's lien filed against the Building (for which Tenant is responsible) may remain of record, if Tenant contests the same by legal action in Hennepin County District Court and if Tenant posts security (in a form reasonably acceptable to Landlord) with Landlord in an amount of not less than 150% of the amount of the lien; provided Landlord may revoke Tenant's right to not remove such lien of record if Landlord sells, conveys or refinances the Building, by giving Tenant 30 days written notice that it must remove such lien of record.

ARTICLE 28 - EARLY TERMINATION RIGHT

         A. Tenant shall have the right to notify Landlord; i) on or before June 1, 2000, that it elects to terminate this Lease as of September 1, 2000, or ii) on or before December 1, 2000, that it elects to terminate this lease as of march 1, 2001, or iii) on or before June 1, 2001, that it elects to terminate this Lease as of September 1, 2001, subject to and conditioned upon the following conditions:

                  1. Tenant shall give Landlord the written notice of Tenant's intention to terminate this Leas ("TERMINATION NOTICE") not less than three (3) months prior to the proposed termination date ("TERMINATION DATE"), as set forth above, time being of the essence;

                  2. Tenant must accompany said Termination Notice with a "TERMINATION FEE", which shall be equal to : I) $180,000.00 if the Termination Notice is given on or before June 1, 2000; ii) $130,000.00 if the Termination Notice is given on or before December 1, 2000; and
         iii) $75,000.00 if the Termination Notice is given on or before June 1, 2001:

         B. The rights provided to Tenant under this Article are personal to Tenant and shall expire automatically if Tenant assigns this Lease or subleases all or any portion of the Premises.

         C. No termination of the Lease Agreement pursuant to this Article shall relieve Tenant of any obligations which have accrued or which arose prior to the Termination Date.

ARTICLE 29 - BROKERAGE

                  Each of the parties represents and warrants that there are no claims for brokerage commissions or finder's fees in connection with this Lease Agreement, except as set forth below, and agrees to indemnify the other against, and hold it harmless from all liabilities arising from any such claim, including without limitation the cost of attorney's fees in connection therewith. Landlord has agreed to pay a commission in connection with this Lease in an amount not to exceed $138,406.50 ($4.50 per rentable square foot), which shall be shared equally between Landlord's agent, United Properties Brokerage LLC ("UP"), and Tenant's agent, Grubb & Ellis ("G&E"). Landlord shall pay such commission as follows: $34,601.63 shall be paid to each of UP and G&E upon full execution of this Lease Agreement and payment of the Security Deposit by Tenant to Landlord; then on each of June 5, 2000, December 5, 2000 and June 5, 2001 Landlord shall pay to each of UP and G&E $11,533.87, but said sums shall be paid on said dates if and only if Tenant has not given to Landlord a Termination Notice under
Article 28 prior to said payment dates. Notwithstanding anything else contained in this Lease Agreement to the contrary, if Tenant gives a Termination Notice to Landlord under Article 28, then Landlord shall not be obligated to make any further commission or other payments to either UP or G&E.

ARTICLE 30 - SECURITY DEPOSIT

         Upon the execution hereof, Tenant agrees to pay Landlord an amount equal to $50,000.00 which shall be a Security Deposit to guarantee the payment of rent and the performance by tenant of all the terms of this Lease Agreement. All such amounts held as a security deposit shall be held in an interest bearing account, provided Tenant provides to Landlord the appropriate IRS W-9 forms. Upon the occurrence of any default hereunder by Tenant, Landlord may use said Security Deposit, together with any interest accrued thereon, to the extent necessary to cure such default, whether rent or otherwise. Any remaining balance of said Security Deposit, together with any interest accrued thereon, shall be returned to Tenant upon compliance with the terms hereof and acceptance of the vacated Premises by Landlord. Tenant understands that its potential liability under this Lease Agreement is not limited to the amount of the Security Deposit. Use of such Security Deposit by Landlord shall not constitute a waiver, but is in addition to other remedies available to Landlord under this Lease Agreement and under law. Upon the use of all or any part of the Security Deposit to cure any default of Tenant, Tenant shall forthwith deposit with Landord the amoung to Security Deposit so used.

ARTICLE 31 - ESTOPPEL CERTIFICATES

         Each party hereto agree that at any time, and from time to time during the Term of this Lease Agreement (but not more often than twice in each calendar year), within ten (10) days after request by the other party hereto, it will execute, acknowledge and deliver to such other party or to any prospective purchaser, assignee or mortgagee designated by such other party, an estoppel certificate in a form acceptable to the requesting party. Tenant agrees to provide Landlord (but not more often than twice in any calendar year), within ten (10) days of request, the then most current financial statements of Tenant and any guarantors of this Lease Agreement, which shall be certified by Tenant, and if Tenant has otherwise so prepared, shall be audited and certified by a financial statements to existing or prospective mortgagees or purchasers of the Building.

ARTICLE 32 - GENERAL

         This Lease Agreement does not create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant. No waiver of any default of Tenant hereunder shall be implied from any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. The covenants of Tenant to pay the Minimum Rental and the Additional Rental are each independent of any other covenant, condition or provision contained in this Lease Agreement. The marginal or topical headings of the several Articles, paragraphs and clauses are for convenience only and do not define, limit or construe the contents of such Articles, paragraphs or clauses. All preliminary negotiations are merged into and incorporated in this Lease Agreement. This Lease Agreement can only be modified or amended by an agreement in writing signed by the parties hereto. All provisions hereof shall be binding upon the heirs, successors and assigns of each party hereto. If any term or provision of this Lease Agreement shall to any extent be held invalid or unenforceable, the remainder shall not be affected thereby, and each other term and provision of this Lease Agreement shall be valid and be enforced to the fullest extent permitted by law. If Tenant is a corporation, each individual executing this Lease Agreement on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease Agreement on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the Bylaws of said corporation, and that this Lease Agreement is binding upon said corporation in accordance with its terms. No receipt or acceptance by Landlord from tenant of less than the monthly rent herein stipulated shall be deemed to be other than a partial payment on account for any due and unpaid stipulated rent; no endorsement or statement of any check or any letter of rather writing accompanying any check or payment of rent to Landlord shall be deemed an accord and satisfaction, and Landlord may accept and negotiate such check or payment without prejudice to Landlord's rights (I) recover the remaining balance of such unpaid rent or (ii) pursue any other remedy provided in this Lease Agreement. (Neither party shall record this Lease Agreement or any memorandum thereof, and any such recordation shall be a breach of this Lease Agreement void, and with effect.) Time is of the essence with respect to the due performance of the terms, covenants and conditions herein contained. Submission of this instrument for examination does not constitute a reservation of or option for the Premises, and this Lease Agreement shall become effective only upon execution and delivery thereof by Landlord and Tenant.

ARTICLE 33 - EXCULPATION

                  Tenant agrees to look solely to Landlord's interest in the Building for the recovery of any judgment from Landlord, it being agreed that Landlord and Landlord's partners, whether general or limited (if Landlord is a partnership) or its directors, governors, officers, managers, members or shareholders (if Landlord is a limited liability company or corporation), shall never be personally liable for any such judgment.

ARTICLE 34 - LANDLORD WAIVER

         Landlord agrees to execute a landlord's Waiver in substantially the forms attached hereto as Exhibit C-1, with Tenant's equipment lender.

         IN WITNESS WHEREOF, this Lease agreement has been duly executed by the parties hereto as of the day and year indicated above.

TENANT: RIT SYSTEMS, INC.                   LANDLORD: METROPOLIS GENERAL
                                            PARTNERSHIP
                                            BY: Regis Corporation, its general
                                            partner

BY:                                         By:
   ------------------------------------       ----------------------------------
       Dan Meiusi, Vice President             Christopher A Fox, Executive Vice
                                              President


                                              EXHIBITS

Exhibit A-1................Premises
Exhibit A-1................Legal Description for the Building and Metro Place
                           complex
Exhibit A-3................Landlord's Work, Tenant's Work and Carpeting
                           Allowance
Exhibit B-1................Description of Landlord's and Tenants Work
Exhibit C-1................Form of Landlord's Waiver